NEWMIL BANCORP, INC.

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To the Shareholders of NewMil Bancorp, Inc.:

     NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of
Shareholders of NEWMIL BANCORP, INC. will be held at the Candlewood Valley Country Club, New Milford, Connecticut on
Friday, October 25, 1996 at 9:30 a.m., for the purpose of considering and voting on the following matters:

     1.   To elect two Directors to serve until the Annual
          Meeting of Shareholders in 1999 who, with the six
          Directors whose terms of office do not expire at this meeting, will constitute the full Board.

     2. To ratify the appointment of Coopers & Lybrand as independent auditors for the fiscal year ending June
          30, 1997.

     3. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on September 5, 1996, are entitled to notice of and to vote at this meeting or any adjournment thereof.

                              By order of the Board of Directors,


                              Betty F. Pacocha
                              Secretary

New Milford, Connecticut
September 23, 1996


     YOUR VOTE IS IMPORTANT. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN REVOKE YOUR PROXY AND VOTE IN PERSON.

                      NEWMIL BANCORP, INC.
                         19 Main Street
                 New Milford, Connecticut  06776

                 ANNUAL MEETING OF SHAREHOLDERS
                        OCTOBER 25, 1996

                         PROXY STATEMENT


             INFORMATION CONCERNING THE SOLICITATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of NewMil Bancorp, Inc. (the "Corporation"), a Delaware corporation, for the Annual Meeting of Shareholders of the Corporation to be held at the Candlewood Valley Country Club, New Milford, Connecticut on Friday, October 25, 1996 at 9:30 a.m. (the "Meeting"), and any adjournments thereof. This Proxy Statement and the enclosed proxy card are first being given or sent to shareholders on or about September 23, 1996.

     The Corporation will bear the costs of soliciting proxies from its shareholders. In addition to this solicitation by mail, proxies may be solicited by Directors, officers and employees of the Corporation and the Bank by personal interview, telephone or telegram. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of the Corporation's Common Stock (as hereinafter defined) held of record by such persons, and the Corporation may reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

     Only holders of Common Stock of record at the close of business on September 5, 1996 (the "Record Date") are entitled to vote at the Meeting. On that date, there were 4,051,890 shares of the Corporation's $.50 par value common stock outstanding (the "Common Stock"). All shares of Common Stock outstanding carry voting rights and all shareholders are entitled to one vote per share of Common Stock held by such shareholder on each matter submitted to vote. Pursuant to the Corporation's Bylaws, a majority of the outstanding shares entitled to vote, present either in person or by proxy, will constitute a quorum for transacting business at the Meeting.

     Shares represented by properly executed proxies in the enclosed form will be voted in accordance with any specifications made therein. Proxies that contain no directions to the contrary will be voted FOR the election of all nominees for Director and FOR the ratification of the appointment of Coopers & Lybrand as the Corporation's independent auditors for the fiscal year ending June 30, 1997. If any other business is properly presented at this Meeting, the Proxy shall be voted in accordance with the recommendations of management.

     A shareholder who executes and returns a proxy on the enclosed form has the power to revoke it at any time before it is voted at the Meeting by filing with the Secretary of the Corporation an instrument revoking it, or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. Attendance at the Meeting will not in and of itself constitute the revocation of a proxy. Voting by those present during the conduct of the Meeting will be by ballot.

                     PRINCIPAL SHAREHOLDERS

     The following table shows those persons known to the Corporation (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) to be the beneficial owners of more than five percent of the Common Stock as of the Record Date. In preparing the following table, the Corporation has relied on information supplied in public filings filed by such persons with the Securities and Exchange Commission and other information available to it. According to this information, each person listed below is believed to have sole voting and investment powers with respect to shares beneficially owned except as noted.

                                 Shares
Name and Address                 Beneficially     Percent
of Beneficial Owner              Owned            of Class
Dimensional Fund Advisor Inc.    297,000(1)       7.33%
1299 Ocean Avenue, 11th Floor,
Santa Monica, CA 90401

James R. Williams                245,978(2)       6.07%
RFD #2, Box 281
Millerton, NY  12546


(1) Dimensional Fund Advisors, Inc.'s beneficially owned shares are based on a Securities and Exchange Commission 13F filing for the quarter ended June 30, 1996. Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 297,000 shares of NewMil Bancorp, Inc. common stock as of June 30, 1996, all of which shares are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for each of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.
(2) Mr. Williams' beneficially owned shares are based on information available to the Bank.


            THE BOARD OF DIRECTORS AND ITS COMMITTEES

     In accordance with the Corporation's Bylaws and the applicable laws of Delaware, responsibility for the management of the Corporation is vested in the Board of Directors. During the year ended June 30, 1996, the Board of Directors of the Corporation held fourteen (14) regular and special meetings. The Board of Directors of the Corporation is comprised of the same individuals who serve on the Board of Directors of the Corporation's wholly-owned subsidiary, New Milford Savings Bank (the "Bank"). Each Director attended at least 75 percent of the meetings of the Board of Directors of the Corporation and any committee(s) of which he or she was a member.

     During fiscal 1996 many matters ordinarily dealt with by subcommittees of each Board of Directors were dealt with by the appropriate Board of Directors as a committee of the whole. The committees of the Corporation's Board of Directors are the Audit Committee, the Investment Committee, the Nominating Committee, and the Salary and Benefits Committee. The committees of the Bank's Board of Directors are the Audit Committee, the Community Reinvestment Act Committee, the Investment Committee, the Loan Committee, the Nominating Committee, the Salary and Benefits Committee, and the Trust Committee.

     The Corporation's Audit Committee met four (4) times during fiscal 1996. The Corporation's Audit Committee is responsible, amongst other things, for oversight of: internal accounting controls; the internal audit function; the selection of independent accountants; and the results of the annual audit examination. The members of the Corporation's Audit Committee are Willis H. Barton, Jr., Herbert E. Bullock, Laurie G. Gonthier and Mary C. Williams.

     The Corporation's Nominating Committee met two (2) times during fiscal 1996. The Corporation's Nominating Committee recommends to the Corporation's Board of Directors candidates for director either to be elected at annual meetings of shareholders or to be appointed by the Board of Directors from time to time for the purpose of filling any vacancy on the Board of Directors. Vacancies in directorships may be filled, until the expiration of the term of the vacated directorship, by a vote of a majority of the directors then in office. The members of the Corporation's Nominating Committee are Herbert E. Bullock, John V. Haxo, Suzanne L. Powers and Mary C. Williams.

     The Corporation's Salary and Benefits Committee met four (4) times during fiscal 1996. The Corporation's and the Bank's Salary and Benefits Committees make recommendations to their respective Boards of Directors on compensation for officers and employees, and on benefit plans for employees of the Corporation and the Bank. The Bank's Salary and Benefits Committee administers the 1986 Stock Option Plan for officers and key employees of the Bank, which includes recommendations for the granting of stock options. The members of the Salary and Benefits Committee are Willis H. Barton, Jr., John V. Haxo, Suzanne L. Powers and Mary C. Williams.

     The Corporation's Investment Committee met eleven (11) times during fiscal year 1996. The Corporation's and the Bank's Investment Committees approve investment policies and monitor the performance of the Corporation's and the Bank's investment portfolios. The members of the Corporation's and the Bank's Investment Committees are Herbert E. Bullock, Laurie G. Gonthier and John V. Haxo.

     Matters ordinarily dealt with by the Bank's Loan Committee were dealt with during fiscal year 1996 by the Bank's Board of Directors as a committee of the whole. The Bank's Loan Committee approves the loan policies of the Bank, approves certain loans and reviews all reports on the loan portfolio. The members of the Bank's Loan Committee are Willis H. Barton, Jr., Laurie G. Gonthier and Suzanne L. Powers.

     Matters ordinarily dealt with by the Bank's Trust Committee were dealt with during fiscal year 1996 by the Bank's Board of Directors as a committee of the whole. The Trust Committee approves the trust policies of the Bank and reviews all trust accounts. The Bank's Trust Committee no longer administers trust accounts for unrelated third parties. The Bank remains as Trustee for only one account, New Milford Savings Bank Pension Plan, and serves as custodian for New Milford Savings Bank Foundation. The Bank's Trust Committee, therefore, continues to administer these accounts. The members of the Bank's Trust Committee are Herbert E. Bullock, John V. Haxo, Anthony J. Nania and Mary C. Williams.

     The Bank's Community Reinvestment Act Committee ("CRA") met one (1) time during fiscal year 1996. The committee was formed as a means of assuring compliance with the requirements of the Community Reinvestment Act. The members of the Bank's CRA Committee are Herbert E. Bullock, Willis H. Barton, Jr., Anthony
J. Nania and Francis J. Wiatr.

Directors Compensation

     Officers of the Corporation who are also directors receive no compensation as directors. Each non-employee director received an annual stipend of $7,500 for the fiscal year ended June 30, 1996. Directors also receive $250 for each Board meeting attended and $150 for each additional committee meeting attended.

     On October 23, 1992, at the 1992 Annual Meeting, the Shareholders approved The 1992 Stock Option Plan for Outside Directors (the "1992 Plan"). Each non-employee director was granted options to purchase 10,000 shares of Common Stock of the Corporation pursuant to such 1992 Plan, at an exercise price of $3.00, the fair market value of the Corporation's Common Stock on the date of grant. On October 20, 1995, at the 1995 Annual Meeting, the Shareholders approved certain amendments to the 1992 Plan. The 1992 Plan, as amended, provides that on June 30 of each year each non-employee director shall receive a grant of additional options of 2,000 shares. In addition, any newly elected non-employee directors shall receive an initial option grant of 2,000 shares. Directors who are also employees of the Corporation or the Bank are not eligible to participate in this 1992 Plan.

                           PROPOSAL 1

                      ELECTION OF DIRECTORS

     The Certificate of Incorporation and the Bylaws of the Corporation provide for the election of directors by the shareholders. For this purpose, the Board of Directors is divided into three classes, as nearly equal in size as possible, with one class elected each year for a three-year term, to hold office until the end of such term and until successors have been elected and qualified. The terms of office of the members of one class expire and a successor class is elected at each annual meeting of the shareholders. The Corporation's Bylaws contain a special provision applicable only to a director who is also an officer of the Corporation; in such case, the officer/director shall be deemed to have resigned as a director should he, for any reason, no longer be an officer of the Corporation.

     At the Meeting, the terms of two directors, Anthony J. Nania and Mary C. Williams expire. They have been nominated to be elected each for a three-year term, expiring at the annual meeting in 1999. In the event that any nominee for director is unable or declines to serve, which the Board of Directors has no reason to expect, the attorneys named in the proxy will vote for a substitute designated by the present Board of Directors.

     Nominations of persons for election to the Board of Directors may be made at a meeting of shareholders by or at the direction of the Board of Directors or by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with certain notice procedures set forth in the Bylaws. Such nominations, other than those made by or at the direction of the Board of Directors, must be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the Corporation's principal executive offices not fewer than 60 days nor more than 90 days prior to the annual meeting; provided, however, that if fewer than 50 days' notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the Meeting was mailed or such public disclosure was made. A shareholder's notice must set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by such person, (iv) the total number of shares of capital stock of the Corporation that will be voted for each proposed nominee; and (v) any other information relating to such person that is required to be disclosed in solicitation of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected) and (b) as to the shareholder giving the notice (i) the name and address of such shareholder, as they appear on the Corporation's books, and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by such shareholder.

     The following tables set forth information as of the Record Date based upon the Corporation's and the Bank's books and records and upon Questionnaires executed by the Corporation's and the Bank's directors and executive officers, regarding the nominees for election as directors at the Meeting and each director continuing in office. The tables include the total number and percentage of shares of Common Stock beneficially owned by each nominee and by all directors and executive officers as a group. Each person has sole voting and investment powers with respect to shares listed as being beneficially owned by them, except as indicated in the notes following the tables.

           NOMINEES FOR ELECTION FOR A THREE YEAR TERM

                  Positions Held                        Common
                  With the                      Term    Stock        Percent
                  Corporation and               Will    Bene-        of
                  the Bank; Prin-      Has      Expire  ficially     Common
                  cipal Occupation     Served   the     Owned        Stock
                  During the Past      as a     Annual  as of        Bene-
                  Five Years and       Director Meeting September 5, ficialy
Name              Directorships    Age Since    in      1996         Owned
Anthony J.
Nania             Director;        51  1990     1999    123,415(1)     2.96%
                  Chairman and
                  CEO of the
                  Corporation and
                  Chairman of the
                  Bank; Attorney;
                  Chairman and
                  President of
                  Geer Corp., a
                  nursing home
                  and rehabili-
                  tation center;
                  Director of Colt
                  Firearms, Inc.;
                  Former Probate
                  Judge and Repre-
                  sentative to
                  General Assembly

Mary C. Williams  Director; Former Vice   57   1990    1999 74,000(2)  1.82%
                  President J & J
                  Log and Lumber Corp.

(1) Includes 2,287 shares owned directly by Mr. Nania, options to purchase 115,000 shares of Common Stock exercisable within 60 days of the Record Date, 1,068 shares held by Mr. Nania's spouse in her Individual Retirement Account, and 5,059 shares held by Mr. Nania as custodian for his minor children.
(2) Includes 60,000 shares held directly by Mrs. Williams and options to purchase 14,000 shares of Common Stock exercisable within 60 days of the Record Date.


                 DIRECTORS CONTINUING IN OFFICE

                    Positions
                    Held With the                          Shares
                    Corporation                   Term     of
                    and the Bank;                 Will     Common       Percent
                    Principal                     Expire   Stock        of
                    Occupation           Has      At       Bene-        Common
                    During the           Served   the      ficially     Stock
                    Past Five            as a     Annual   Owned as of  Bene-
                    Years and            Director Meeting  September 5, ficially
Name                Directorships   Age  Since    in       1996         Owned
Willis H. Barton,   Director;       74   1987(1)  1997     22,250(2)    .55%
Jr.                 Retired
                    Partner
                    in W.G.
                    Barton & Son;
                    Director of
                    New Milford
                    Center Cemetery
                    Association
                    and New Milford
                    Hospital, New
                    Milford, CT

Herbert E. Bullock  Director;       61    1987(3) 1997   16,400(4)       .40%
                    Employee, Echo
                    Bay Marina,
                    New Milford,
                    CT

Laurie G. Gonthier  Director;       46    1990    1998   19,000(5)      0.47%
                    Vice
                    President
                    of Marketing
                    for Paine
                    Webber,
                    Middlebury,
                    CT

Dr. John V. Haxo    Director;       72    1987(6)  1998   15,000(7)     0.37%
                    Retired
                    Surgeon

Suzanne L. Powers   Director;       58     1988    1998   24,000(8)     0.59%
                    Attorney;
                    Judge of
                    Probate

Francis J. Wiatr    Director;       46     1994(9) 1997  105,475(10)    2.54%
                    President
                    of the
                    Corporation;
                    CEO and
                    President
                    of the Bank;
                    Former
                    President
                    and CEO,
                    Bank of
                    Waterbury,
                    Waterbury, CT;
                    Former Senior
                    Executive Vice
                    President,
                    Citytrust,
                    Bridgeport, CT


All Directors and                                        504,634(11) 11.34%(12)
Executive Officers as
a Group (14 Persons)

(1) Mr. Barton has been a director of the Corporation since its formation in 1987. Mr. Barton has been a director of the Bank since 1970.
(2) Includes 5,000 shares owned jointly with spouse, 1,250 shares owned by spouse and daughter, 2,000 shares held directly and options to purchase 14,000 shares of Common Stock exercisable within 60 days of the Record Date.
(3) Mr. Bullock has been a director of the Corporation since its formation in 1987. Mr. Bullock has been a director of the Bank since 1972.
(4) Includes 400 shares held jointly with spouse, 2,000 shares owned by spouse and mother-in-law and options to purchase 14,000 shares of Common Stock exercisable within 60 days of the Record Date.
(5) Includes 2,500 shares held jointly by Mr. Gonthier with his spouse, 2,500 shares in Mr. Gonthier's Individual Retirement Account and options to purchase 14,000 shares of Common Stock exercisable within 60 days of the Record Date.
(6) Dr. Haxo has been a director of the Corporation since its formation in 1987. Dr. Haxo has been a director of the Bank since 1973.
(7) Includes 1,000 shares owned directly by Dr. Haxo and options to purchase 14,000 shares of Common Stock exercisable within 60 days of the Record Date.
(8) Includes 1,000 shares owned directly by Mrs. Powers, 4,000 shares owned jointly by Mrs. Powers with her spouse, 5,000 shares owned by Mrs. Powers' spouse and options to purchase 14,000 shares of Common Stock exercisable within 60 days of the Record Date.
(9) Mr. Wiatr was appointed as President of the Corporation and President and Chief Executive Officer ("CEO") of the Bank on March 21, 1994.
(10) Includes 5,475 held directly by Mr. Wiatr and options granted to Mr. Wiatr to purchase 100,000 shares which are exercisable within 60 days of the Record Date. Excludes options granted to Mr. Wiatr to purchase 25,000 shares which are not exercisable within 60 days of the Record Date.
(11) Includes 398,500 shares issuable upon the exercise of options exercisable by such persons within 60 days of the Record Date.
(12) For the purpose of calculating the percentage of Common Stock beneficially owned by the persons listed in the table, including the directors and executive officers as a group, the total number of shares outstanding includes the 398,500 shares issuable upon the exercise of options which may be exercised by such persons within 60 days of the Record Date (the "Option Shares").


     THE NOMINEES FOR DIRECTOR MUST BE ELECTED BY A MAJORITY OF
THE SHARES PRESENT IN PERSON OR BY PROXY AT THE ANNUAL MEETING.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE
"FOR" THE PROPOSED NOMINEES.

Section 16 Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Corporation's directors and executive officers, and persons who own more than ten percent of a registered class of the Corporation's equity securities (collectively referred to as the "Insiders"), to file with the Securities and Exchange Commission and NASD initial reports of ownership and reports of changes in ownership of any securities of the Corporation. Insiders are required by the Exchange Act to furnish the Corporation with copies of all
Section 16(a) reports they file. Based solely on a review of the copies of such reports furnished to the Corporation and written representations that no other reports were required, the Corporation believes that during the fiscal year ended June 30, 1996, all Section 16(a) required filings applicable to the Corporation's Insiders were made.

                     EXECUTIVE COMPENSATION

     The following Cash Compensation Table sets forth cash compensation and certain other compensation paid or accrued by the Corporation or the Bank for services in all capacities rendered during fiscal years ended June 30, 1996, 1995 and 1994 to the Corporation's CEO and the three most highly compensated executive officers of the Corporation and the Bank, other than the CEO, whose cash compensation for the fiscal year ended June 30, 1996 exceeded $100,000 (together, the "Named Executives").

                    Summary Compensation Table
                                                           Long Term
                                                           Compensation
                     Annual Compensation                   Awards
(a)                  (b)   (c)           (d)      (e)      (g)        (i)
                                                  Other                All
                                                  Annual               Other
Name and                                          Compen-             Compen-
Principal                                         sation   Options/   sation
Position             Year  Salary($)     Bonus($)   ($)    SARs(#)    ($)(10)

Anthony J. Nania     1996  $110,770      $20,000(1)  $ -    60,000(11) $4,573
Chairman/CEO of the  1995   150,000       37,570(2)    -    20,000      6,300
Corporation and      1994   150,000        8,438(3)    -    10,000      2,116
Chairman of the
Bank

Francis J. Wiatr      1996  $168,462(4)  $65,000(5)  $ -    50,000(12) $4,676
President of the      1995   160,000       57,570(6)   -        -         959
Corporation; Presi-   1994    40,000        -          -    75,000(13)     -
dent/CEO of the Bank

Thomas W. Grant       1996   $93,847     $ 7,500(7)  $  -   15,000(14) $2,942
Senior Vice           1995    80,000      42,759(8)     -        -        518
President of the      1994     -            -           -        -         -
Bank

B. Ian McMahon        1996   $89,419     $ 15,000(9) $  -    8,000(15) $2,882
Senior Vice           1995    81,681        -           -        -      2,857
President & CFO       1994    73,894        -           -    5,000        797
of the Bank

(1) Mr. Nania received a total performance bonus of $20,000 for the fiscal year ended June 30, 1996.
(2) Mr. Nania received a total performance bonus valued at $37,570. The amount shown reflects the total amount of cash bonus and the dollar value of stock option bonus (measured as the market value of the underlying stock on the date of grant minus the exercise price) paid or earned during the fiscal year ended June 30, 1995.
(3) The amount shown reflects the dollar value of stock option bonus (measured as the market value of the underlying stock on the date of grant minus the exercise price) paid or earned during the fiscal year ended June 30, 1994.
(4) Mr. Wiatr was elected President of the Corporation and President and CEO of the Bank on March 22, 1994.
     Thereafter, during fiscal 1995 and 1994 Mr. Wiatr received a salary of $160,000 on an annualized basis. During 1996 Mr. Wiatr's salary was increased to $170,000 on an annualized basis.
(5) Mr. Wiatr will receive a performance bonus of $65,000 for the fiscal year ended June 30, 1996, the payment of which is deferred until October 31, 2000 and which is conditioned upon the stock performance of the Corporation.
(6) Mr. Wiatr received a performance bonus of $57,570 for the fiscal year ended June 30, 1995.
(7) Mr. Grant received a bonus totaling $7,500 based on his performance for the 1996 fiscal year.
(8) Mr. Grant received bonuses totaling $42,759 for the 1995 fiscal year. Mr. Grant received $15,000 as a stipulation to his being hired by the Bank on June 20, 1994 and an additional bonus of $27,759 based on his performance for the 1995 fiscal year.
(9) Mr. McMahon received a bonus totaling $15,000 based on his performance for the 1996 fiscal year.
(10) The amounts reported for All Other Compensation include the following: (i) Term life insurance premiums paid by the Corporation or the Bank in fiscal 1996, 1995 and 1994 on behalf of each of the named executives: Mr. Nania, $1,573, $1,573 and $1,246, respectively; Mr. Wiatr, $1,100 and $959 for 1996 and 1995, respectively; Mr. Grant, $547 and $518 for 1996 and 1995, respectively; and Mr. McMahon, $407, $407 and $350, respectively; and (ii) Contribution match paid by the Bank under the Bank's 401K Plan in fiscal year 1996, 1995 and 1994 on behalf of Mr. Nania of $3,000, $4,727 and $870 respectively, Mr. Wiatr, $3,576 for 1996, Mr. Grant $2,395 for 1996, Mr. McMahon, $2,475, $2,450 and $447,
     respectively.
(11) Mr. Nania received bonuses in the 1996 fiscal year of 15,000 options and 45,000 options based on his performance for the 1996 and 1995 fiscal years, respectively.
(12) Mr. Wiatr received bonuses in the 1996 fiscal year of 25,000 options and 25,000 options based on his performance for the 1996 and 1995 fiscal years, respectively.
(13) On March 22, 1994, an aggregate of 75,000 options, in three tranches, were granted to Mr. Wiatr pursuant to the 1986 Stock Option and Incentive Plan (the "1986 Plan").
     Currently 50,000 options are exercisable and 25,000 will become exercisable on March 22, 1997 (unless accelerated upon a change in control).
(14) Mr. Grant received a bonus in the 1996 fiscal year of 15,000 options based on his performance for the 1995 fiscal year.
(15) Mr. McMahon received a bonus in the 1996 fiscal year of 8,000 options based on his performance for the 1996 fiscal year.

Options/SAR Grants

     The following table provides detailed information concerning stock options granted to the Named Executives pursuant to the 1986 Plan during the fiscal year ended June 30, 1996. In addition, in accordance with SEC rules, this table shows potential realizable gains that would exist for these options for the Named Executives. These potential gains are based on assumed annualized rates of stock price appreciation of 5% and 10% from the date the options were granted over the full 10 year option term.

      Options/SAR Grants in Fiscal Year Ended June 30, 1996

                                                     Potential Realizable
                                                     Value at Assumed
                                                     Annual Rates of Stock
                                                     Price Appreciation
                       Individual Grants             Over Option Term
(a)             (b)          (c)      (d)     (e)     (f)        (g)
                              %
                              of Total
                              Options/
                              SARs
                              Granted
                              to
                              Emp-
                              loyees  Exercise
                              in      or Base Expi-
                Options       Fiscal  Price   ration
Name            Granted(#)(1) Year   ($/Sh)   Date     5% ($)(2)  10% ($)(2)
Anthony J. Nania    15,000(3)  9.7  $7.125   06/25/06  $67,213    $170,331
                    45,000(4) 29.1%  6.000   07/24/05  169,802     430,310

Francis J. Wiatr    25,000(3) 16.2   7.125   06/25/06  112,022     283,885

                    25,000(4) 16.2   6.000   07/24/05   94,334     239,061

Thomas W. Grant     15,000(4)  9.7   6.000   07/24/05   56,601     143,437

B. Ian McMahon       8,000(3)  5.2   7.125   06/25/06   35,847      90,843

(1) Options granted pursuant to the 1986 Plan will terminate on the earlier of ten years from the date of grant or three months following the employee's ceasing to be employed by the Corporation or the Bank. Under the terms of the 1986 Plan, the Salary and Benefits Committee retains limited discretion to modify the terms of outstanding options, including the repricing of options, under certain conditions.
(2) The resulting stock price for the grant expiring on July 24, 2005 would be $9.773 at 5% and $15.562 at 10% compounded annually for 10 years. The resulting stock price for the grant expiring on June 25, 2006 would be $11.606 at 5% and $18.480 at 10% compounded annually for 10 years.
(3) Represents stock option bonus granted on June 25, 1996 based on performance for the 1996 fiscal year.
(4) Represents stock option bonus granted on July 24, 1995 based on performance for the 1995 fiscal year.


The following table provides detailed information concerning stock options exercised by the Named Executives during the fiscal year ended June 30, 1996. This table also provides information concerning the number and value of specified exercisable ("vested") and unexercisable ("unvested") stock options at June 30, 1996. Finally, this table reports the value of unexercised "in-the-money" stock options at June 30, 1996, which represents the positive spread between the exercise price of any such existing stock options and the fair market value of the Corporation's Common Stock on June 30, 1996 ($7.125).

  Aggregated Option/SAR Exercises in Fiscal Year Ended June 30, 1996 and June 30, 1996 Option/SAR Value Table

(a)            (b)         (c)         (d)                 (e)
                                                           Value of
                                        Number of          Unexercised
               Shares                   Unexercised        In-the-Money
               Acquired                 Options/SARs       Options/SARs
               on          Value(a)     at June 30, 1996   at June 30, 1996
Name           Exercise(#) Realized($)  Exercisable/       Exercisable/
                                        Unexercisable      Unexercisable
Anthony J. Nania    -    $    -         115,000/     0    $230,808/  $  -
Francis J. Wiatr    -         -         100,000/25,000    $184,375/  $78,125
Thomas W. Grant     -         -          15,000/     0    $ 16,875/  $  -
B. Ian McMahon      -         -          20,000/     0    $ 43,250/  $  -

Employment Agreements

     The Bank currently has an Employment Agreement with Mr. Wiatr. Mr. Wiatr's agreement provides for an annual base
compensation of $170,000.   Mr. Wiatr also agrees to serve as
director of the Corporation and the Bank (for so long as he continues as an officer of the Corporation and Bank) for which he will receive no additional compensation. In addition, the agreement provides for the options described in footnote 5 to the Summary Compensation Table above. The Agreement also provides for certain customary benefits, including an automobile allowance and country club membership.

     Mr. Wiatr's agreement provides that if the Corporation or the Bank experiences a change in control, Mr. Wiatr will be entitled to receive a lump sum cash payment equal to three times the greater of his compensation for the last full fiscal year preceding the change in control or the average of such compensation for the last three full fiscal years. In no event shall such payments be made in an amount which would cause them to be deemed "excess parachute payments" under Section 280G of the Internal Revenue Code of 1986, as amended. If Mr. Wiatr is terminated before a change in control occurs, no severance would be due other than a continuation of benefits for three months and payment for unused vacation time.

     The agreement provides that for a period of two (2) years following Mr. Wiatr's employment with the Bank, he shall not engage in, render advice or assistance to or be employed on a compensation basis by any person, firm or entity which is in competition (as defined in the agreement) with the Bank. In addition, Mr. Wiatr agrees in the agreement not to use or reveal, at any time during or after the term of the agreement, any confidential information that he has received during the course of his employment at the Bank.

     The Bank has entered into one-year change of control agreements with Messrs. Grant and McMahon and two other executive officers of the Bank. The agreements provide that, in the event of a change in control of the Corporation or Bank, the executive will be entitled to a lump sum cash payment equal to the greater of his or her compensation for the last full fiscal year preceding the change in control or the average of such compensation for the last three full fiscal years. In no event shall such payments be made in an amount which would cause them to be deemed "excess parachute payments" under Section 280G of the Internal Revenue Code, as amended.

                     EMPLOYEE BENEFIT PLANS

Pension Plan

     The Bank maintains a non-contributory defined benefit pension plan (the "Pension Plan") that is qualified under the Internal Revenue Code and complies with the requirements of the Employee Retirement Income Security Act of 1984 ("ERISA").

     Effective September 1, 1993 the Pension Plan was curtailed and the crediting of additional benefits to participants under the Pension Plan discontinued. Distributions of vested benefits will be made after the retirement of vested participants. If a participant terminates employment before attaining the normal retirement date as set forth in the Pension Plan, the Pension Plan's vesting provisions will govern whether such participant is entitled to any benefits pursuant to such Pension Plan.

     The Pension Plan covers full-time employees, as of September 1, 1993, who had attained the age of 21 years and had completed at least six months service with the Bank at September 1, 1993. The Pension Plan provides in general for monthly payments to or on behalf of each covered employee upon such employee's retirement at age 62 or 65, depending upon whether their employment began before April 1, 1976, or after that date.
Annual payments are based upon the employee's basic annual compensation for the highest paid three years of employment through September 1, 1993 and such employee's covered months of service to a maximum of 60 percent.

     The Pension Plan provides for optional early retirement benefits provided a participant has attained age 58 and completed at least 25 years of service with the Bank or attained the age of 62 depending on whether their employment began before April 1, 1976 or after that date. The Pension Plan also provides death benefits comparable to the benefits offered in the case of early retirement. To fund the benefits provided by the Pension Plan, the Bank makes an annual contribution, if required, for the benefit of eligible employees computed on an actuarial basis. No contribution was required or made during the last fiscal year. Contributions to the Pension Plan fund are paid entirely by the Bank and expenses of administering the Pension Plan are paid from the fund.

     The following table illustrates annual pension benefits for retirement in fiscal 1996 at age 65 under the most advantageous
Pension Plan provisions available for various levels of compensation and years of service. The Bank's Pension Plan does not provide for Social Security integration.

                           Pension Plan Table

Average Final                Years of Service(b)
Earnings(a)  15 Years   20 Years   25 Years    30 Years   35 Years
$ 25,000     $ 7,500    $10,000    $12,500     $15,000    $15,000
  50,000      15,000     20,000     25,000      30,000     30,000
  75,000      22,500     30,000     37,500      45,000     45,000
 100,000      30,000     40,000     50,000      60,000     60,000
 125,000      37,500     50,000     62,500      75,000     75,000
 150,000      45,000     60,000     75,000      90,000     90,000

(a)  Average of highest three years of annual compensation.
(b) Benefits are computed based on the participant's average of highest three years of annual compensation and the number of months of service, up to a maximum of 60%. The Pension Plan does not provide for Social Security integration.

     As of June 30, 1996, Mr. Nania's salary for pension benefit purposes was $146,957, he had one year of service accrued, and his estimated accrued annual pension benefit payable upon retirement assuming full vesting (which amount was frozen effective September 1, 1993) was $2,939. No amounts would be payable to Messrs. Wiatr, Grant or McMahon pursuant to the Pension Plan.

Savings and Protection Plan

     The Bank maintains a Profit Sharing Plan (the "Profit-
Sharing Plan") which benefits all full-time employees.

     Effective April 1, 1994 the Bank amended the Profit-Sharing Plan to add a 401K provision. This part of the Plan allows for a defined contribution by employees with a match by the Bank of 50% on the first 6% of an employee's salary. If an employee elects to contribute greater than 6% of their salary, the Bank's match is capped at 50% of 6% of the employee's salary. The Bank's matching contribution for the 1996 fiscal year, covering the period from July 1, 1995 to June 30, 1996, was $56,196. All contributions under the 401K are vested when made, except to the extent adjustment may be necessary to comply with applicable allocation restrictions which apply to 401K plans generally.

     The Bank maintains a non-contributory profit-sharing feature to the Profit-Sharing Plan which benefits all full-time employees and follows the same eligibility requirements contained in the Bank's Pension Plan. The amounts contributed to the Profit-Sharing Plan are determined annually by the Board of Directors of the Bank on a discretionary basis. No contributions were made to the profit-sharing feature of the Profit-Sharing Plan in the fiscal year ended June 30, 1996.

     The Board of Directors of the Bank reviews the structure of the Profit-Sharing Plan annually, and makes whatever adjustments it deems appropriate. The Bank has no long-term agreement or commitment to maintain the Profit-Sharing Plan.


   REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Board of Directors as a whole makes decisions on compensation for executive officers (with Messrs. Nania and Wiatr not participating in decisions concerning their compensation). The Board is currently comprised of eight members. Because the business of the Corporation currently consists of the business of the Bank, no separate cash compensation is paid to the executive officers of the Corporation. Except for Mr. Nania, who has participated in discussions concerning Mr. Wiatr's compensation, no other members of the Board who participate in these decisions are employed by the Corporation or the Bank, neither do any of these members have an interlocking relationship with a compensation committee of another entity, nor do they participate in any of the Corporation's or Bank's executive compensation plans.

     In addition, the Salary and Benefits Committee, none of whose members are employees of the Corporation or the Bank, makes recommendations to the Board of Directors concerning the grant of stock options pursuant to the 1986 Plan to employees, including director and non-director executive employees. Based on these recommendations, the Board of Directors makes decisions regarding the grant of any such options (with Messrs. Nania and Wiatr not participating in decisions concerning themselves). This Committee also makes recommendations to the Board of Directors on compensation for other officers and employees and on other benefit plans for employees of the Corporation and the Bank.

     The Board of Directors does not have formal compensation policies. The Board does, however, consider the Corporation's and the Bank's performance, the accomplishment of business objectives, and the individual's contribution to earnings and shareholder value in setting senior officer compensation levels. The Board also considers the compensation paid by peer group institutions with the goal of being competitive in the attraction and retention of qualified executives. The two principal components of executive officers' compensation are salary and stock options granted under the Corporation's 1986 Plan. The Board considers granting bonuses only when it determines that performance is meritorious and exceptional, and only after consideration of such factors as the Bank's performance for such year compared to prior years, and the time and effort exerted by management. These decisions are made on a judgmental basis, and not according to a specific formula. Based on the reduced time that the Chairman spends on Bank related business, the Board reviewed Mr. Nania's annual base salary and lowered it to $65,000 in January 1996 from its 1995 amount of $150,000. The Board chose to recognize meritorious performance by Messrs. Nania, Wiatr, Grant and McMahon in the fiscal year ended June 30, 1996 by the payment of a cash bonus and a stock option bonus as reflected in the Summary Compensation Table.

Board of Directors of the Corporation and the Bank

Willis H. Barton, Jr.    Anthony J. Nania (not as to himself)
Herbert E. Bullock       Suzanne L. Powers
Laurie G. Gonthier       Francis J. Wiatr (not as to himself)
John V. Haxo             Mary C. Williams


                        PERFORMANCE GRAPH

     The following graph compares over the last five years the cumulative total shareholder return on the Corporation's Common Stock, based on the market price of the Corporation's Common Stock, with the cumulative total return of companies on the S&P 500 Index and the reported total return of companies on the KBW New England Savings Bank Index. Total return values were calculated based on cumulative total return values assuming reinvestment of dividends. The graph assumes a $100 investment on June 30, 1991.


             TRANSACTIONS WITH MANAGEMENT AND OTHERS

     During the fiscal year ended June 30, 1996, certain directors and officers of the Corporation and the Bank and associates of such directors and officers have been and currently are customers of the Bank and the Corporation and have had banking and other transactions with the Bank and the Corporation. All transactions, including loans, if any, made to such persons and their associates (a) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers of the Bank, (b) were made in the ordinary course of business, and (c) did not involve more than the normal risk of collectability or present other unfavorable features.

     During the fiscal year ended June 30, 1996 the Bank and the Bank's Pension Plan and Profit-Sharing Plan paid PaineWebber fees or commissions totaling $62,918, of which approximately $16,500 was earned by Director Laurie G. Gonthier, a Vice President of Marketing for PaineWebber in Middlebury, Connecticut. During the fiscal year ended June 30, 1996 the Bank paid legal fees totaling $13,710 to the law firm of Powers & Powers of which director Suzanne L. Powers was a partner. During the fiscal year ended June 30, 1996 the Bank paid legal fees totaling $1,160 to the law firm of Nania & Drury of which Anthony J. Nania, Chairman and CEO of the Corporation and Chairman of the Bank, was a partner.


                           PROPOSAL 2

     RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND AS
INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 1997

     The Board of Directors of the Corporation has made arrangements with Coopers & Lybrand, independent certified public accountants, to be its independent auditors for the fiscal year ending June 30, 1997 subject to ratification by the Corporation's shareholders. Neither the firm nor any of its partners has any direct or indirect financial interest in, or any connection (other than as independent auditors) with the Corporation or the Bank. A representative of Coopers & Lybrand is expected to be present at the Meeting and will be provided with an opportunity to make a statement if he or she desires to do so and to respond to shareholders' questions.

     THE INDEPENDENT AUDITORS MUST BE RATIFIED BY A MAJORITY OF
THE VOTES PRESENT IN PERSON OR BY PROXY  AT THE ANNUAL MEETING.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE
"FOR" RATIFICATION.


                      SHAREHOLDER PROPOSALS

     Proposals of the Corporation's shareholders intended to be presented at the 1997 annual meeting of the Corporation must be received by the Corporation not later than May 26, 1997, to be included in the Corporation's proxy statement and form of proxy relating to that meeting. Any such proposal must comply with Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.


                          OTHER MATTERS

     At the time of preparation of this Proxy Statement, the Board of Directors of the Corporation knew of no other matters to be presented for action at the Meeting other than as set forth in the Notice of Annual Meeting of Shareholders and described in this Proxy Statement. If any other matters properly come before the Meeting or any adjournment(s) thereof, the proxies will be voted in accordance with the determination of a majority of the Board of Directors.

                          By order of the Board of Directors,


                          BETTY F. PACOCHA
                          Secretary
September 23, 1996



PROXY                                                                PROXY
                          NEWMIL BANCORP, INC.
                             19 Main Street
                      New Milford, Connecticut  06776

                1996 ANNUAL MEETING OF SHAREHOLDERS - OCTOBER 25, 1996

This proxy is solicited on behalf of the Board of Directors of NewMil Bancorp, Inc.

     The undersigned shareholder of NewMil Bancorp, Inc. hereby appoints Suzanne L. Powers, John V. Haxo and Laurie G. Gonthier and each of them the proxies of the undersigned with full power of substitution to vote all the shares of NewMil Bancorp, Inc. held of record by the undersigned on September 5, 1996, at the Annual Meeting of Shareholders of the Corporation to be held at the Candlewood Valley Country Club, in New Milford, Connecticut, at 9:30 a.m. on Friday, October 25, 1996 and at any adjournment(s) thereof, with all the power which the undersigned would have if personally present, hereby revoking any proxy heretofore given. A majority of said proxies or their substitutes who attend the meeting (or if only one shall be present, then that one) may exercise all of the powers hereby granted.

This proxy when properly signed will be voted in the manner directed herein by the undersigned shareholder. If no specification is made, this proxy will be voted "FOR" all nominees for Director and "FOR" proposal 2. If any other business is properly presented at this Annual Meeting, or any adjournment(s) thereof, this proxy will be voted in accordance with the determination of a majority of the Board of Directors.

The undersigned hereby acknowledges receipt of the proxy statement for the Meeting and instructs the proxies to vote as follows:

1.  ELECTION OF DIRECTORS:

              Anthony J. Nania and Mary C. Williams

FOR all nominees listed above                  WITHHOLD AUTHORITY to vote for
(except as marked to the contrary below)       all nominees listed above


(Instruction:  To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)


For all nominees except:_______________________________________________

                     THIS PROXY IS CONTINUED ON THE REVERSE SIDE

2. PROPOSAL TO RATIFY THE APPOINTMENT OF COOPERS & LYBRAND as independent auditors of NewMil Bancorp, Inc. for the fiscal year ending June 30, 1997.

          FOR                  AGAINST                  ABSTAIN

3. With discretionary authority to vote upon such other matters as may properly come before the Meeting.

                   Please sign exactly as your name appears on this proxy card. When signing as a fiduciary or representative - attorney, executor, administrator, trustee or guardian - please give your full title as such. Proxies signed by a corporation must be signed in the full corporate name by the President or otherwise duly authorized officer. Proxies signed by a partnership must be signed in the partnership name by a duly authorized person.

                   Date:__________________________________________________

                   _______________________________________________________
                                        Signature
                   _______________________________________________________
                                Signature if held jointly

                   PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.



         I PLAN TO ATTEND MEETING


         _________________________       _______________________
         ACCOUNT NUMBER                       COMMON